LOCAL CONSTRUCTION SERVICES AGREEMENT

     This LOCAL CONSTRUCTION SERVICES AGREEMENT ("Agreement") dated as of February 9, 1998, between SUN INTERNATIONAL MANAGEMENT
LIMITED, a British Virgin Island corporation ("SIML") and WOLMAN
CONSTRUCTION, L.L.C., a Connecticut limited liability company
("Wolman").

                     PRELIMINARY STATEMENT

     The following is a recital of certain facts upon which this Agreement is based:

     The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe (the "Tribe") and its instrumentality, The Mohegan Tribal Gaming Authority (the "Authority") has entered into a certain Development Services Agreement dated February 7, 1998 (the "Development Services Agreement") with Trading Cove Associates ("TCA") pursuant to the terms of which the Tribe and the Authority have granted to TCA the exclusive right and obligation to provide development services in respect of the design, construction, equipment and opening of the "Project", as that term is defined in the Development Services Agreement.

     Concurrently herewith, TCA is entering into an Agreement Relating to Development Services with SIML (the "Agreement Relating to Development Services") pursuant to which SIML will, as a Subcontractor to TCA, perform certain of the duties and obligations of the "Developer" under the Development Services Agreement. SIML wishes to retain the services of Wolman as a subcontractor to assist SIML in meeting its subcontract obligations under the Agreement Relating to Development Services.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Services to be Provided. SIML hereby subcontracts Wolman and Wolman hereby agrees to perform and to hold itself available to provide local construction management services reasonably subcontracted to Wolman by SIML in order to facilitate the fulfillment of the duties and obligations under the Agreement
Relating to Development Services.

     2. Costs and Expenses. SIML agrees to cause TCA to reimburse Wolman for all reasonable costs and expenses incurred by Wolman and its affiliates as Subcontractors relating to the development of the Project which costs and expenses will be paid as requests for payment are submitted to TCA with such information as may be reasonably requested by TCA to verify such payment requests.


     3    Fee and Payment Terms.  In consideration of the services
to be provided hereunder, SIML shall pay to Wolman a fee (the "Wolman Fee") equal to 20.83% of the Development Services Fee which SIML is to receive from TCA under the Agreement Relating to Development Services. SIML agrees to pay Wolman the Wolman Fee ratably as and when SIML receives its Development Services Fee from TCA under the Agreement Relating to Development Services.

     4. Payment Direction. SIML hereby directs TCA to pay directly to Wolman the Wolman Fee ratably out of the Development
Services Fee at such time as all or any portion of the Development Services Fee is payable by TCA to SIML under the Agreement Relating to Development Services.

     5. Indemnification. Wolman and its affiliates, parents, subsidiaries and controlling members (collectively, the "Indemnified Parties") shall not be liable to SIML by reason of any act performed for or on behalf of SIML hereunder, or in the furtherance of SIML business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. SIML shall indemnify, defend and hold harmless the Indemnified Parties from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, which may be made or imposed upon them by reason of any act performed for or on behalf of SIML or in furtherance of SIML's business, or any omission to act, except for acts and omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith.

     6. Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to any liability to any third party other than the authorized successors and assigns of the parties pursuant to
Section 7 hereof.

     7. Assignments. Neither party may assign its rights and/or obligations under this Agreement, except: (i) to an affiliate of such party, or (ii) with the prior written consent of all parties hereto. Any assignment shall be subject to and made in accordance with applicable gaming, securities or other laws.

     8. Authorization; Representations and Warranties. Each party represents and warrants to the other that:

     (a) The execution, delivery, and performance by it of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, and the individual(s) executing this Agreement on its behalf are duly authorized to do so;

     (b) It is duly organized and in good standing under the laws of the jurisdiction of its formation; and

     (c) The execution, delivery and performance of this Agreement does not and shall not violate any existing agreement, bylaw, statute, rule, regulation and/or ordinance applicable to such party or its execution, delivery and/or performance of this Agreement.

     9. Notices. All notices hereunder shall be deemed properly given upon (i) receipt by the addressee by personal delivery or facsimile transmission, (ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

     If to Wolman:       Len Wolman
                         c/o Wolman Construction, L.L.C.
                         914 Hartford Turnpike
                         P.O. Box 715
                         Waterford, CT  06385
                         Telecopy No. (860) 447-8554

     With a copy to:     Honigman Miller Schwartz & Cohn
                         2290 First National Building
                         Detroit, Michigan  48226-3583
                         Attn:     Sheldon P. Winkelman, Esq.
                         Telecopy No. (313) 465-7607

     If to SIML:         Howard ("Butch") Kerzner
                         Sun International
                         Executive Offices
                         Atlantis, Coral Towers
                         Paradise Island, The Bahamas
                         Telecopy No. (242) 363-4581

     With a copy to:     Charles Adamo, Esq.
                         Sun International
                         Executive Offices
                         Atlantis, Coral Towers
                         Paradise Island, The Bahamas
                         Telecopy No. (242) 363-4581

     10. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

     11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     12. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.
     14. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     15. Successors and Assigns. Subject to the restrictions on transferability contained in Paragraph 7 hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                        SUN INTERNATIONAL MANAGEMENT LIMITED


                         By:______________________________
                            Name:
                            Title:

                         WOLMAN CONSTRUCTION, L.L.C.

                         By:_____________________________
                            Name:
                            Title:


                 ACKNOWLEDGEMENT AND AGREEMENT

     The undersigned acknowledges the payment direction contained in paragraph 4 above and agrees to act in accordance with such direction.

                          TRADING COVE ASSOCIATES

                           By:  SUN COVE LIMITED

                           By:___________________
                              Name:
                              Title:

                           By:  WATERFORD GAMING, L.L.C.

                           By:______________________
                              Name:
                              Title: